UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2025

Avidity Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39321	46-1336960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3020 Callan Road

San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

(858) 401-7900

(Registrant’s telephone number, include area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 25, 2025, Avidity Biosciences, Inc., (“Avidity” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Novartis AG, a company limited by shares (Aktiengesellschaft) incorporated under the laws of Switzerland (“Novartis” or “Parent”) and Ajax Acquisition Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent.

In connection with the Merger, the Company, Bryce Therapeutics, Inc. (which will be renamed prior to the Effective Time (as defined below)), a newly formed Delaware corporation and wholly owned subsidiary of the Company (“SpinCo”), and Parent (with respect to certain sections specified therein) entered into a Separation and Distribution Agreement, dated October 25, 2025 (the “Separation and Distribution Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Separation and Distribution Agreement, prior to the effective time of the Merger (the “Effective Time”): (i) the Company will effect a pre-closing reorganization (the “Pre-Closing Reorganization”), which will result in SpinCo owning, assuming or retaining all assets and liabilities of the Company and its subsidiaries related to their early stage precision cardiology programs and certain collaboration agreements, and the Company owning, assuming or retaining all other assets and liabilities; and (ii) thereafter, the Company will either (a) distribute to its stockholders as of the Distribution Record Date (as defined below), on a pro rata basis, all of the issued and outstanding shares of SpinCo Common Stock, par value $0.001 per share (“SpinCo Common Stock”), at a ratio of 1 share of SpinCo Common Stock per 10 shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), with SpinCo continuing its existence as a separate and independent company (the “Spin-Off Distribution”) or (b) consummate a sale of SpinCo to a third party (a “Permitted Third Party Sale”), subject to the terms and conditions specified in the Merger Agreement and the Separation and Distribution Agreement. Following completion of the transactions contemplated by the Separation and Distribution Agreement (the “Spin-Off”), the Company will have no continuing ownership interest in SpinCo. The Spin-Off also includes certain assets of the Company that trigger a right of first negotiation (the “ROFN”) with an existing collaboration partner of the Company that was notified concurrently with the Company’s announcement of its entry into the Merger Agreement.

Merger Agreement

At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including any shares issued as a result of the exercise of any Company Warrants (as defined below) prior to the Effective Time, but excluding each share of Company Common Stock (i) held in the treasury of the Company and each share of Company Common Stock owned by Parent or Merger Sub or any direct or indirect wholly owned Subsidiary of Parent or the Company immediately prior to the Effective Time and (ii) held by any stockholder who is entitled to demand and has properly and validly demanded their statutory right of appraisal of such shares of Company Common Stock in accordance with, and in compliance in all respects with, Section 262 of the

General Corporation Law of the State of Delaware) will automatically be cancelled and converted into the right to receive an amount in cash equal to $72.00, without interest and subject to any applicable tax withholdings (the “Merger Consideration”).

Consummation of the Merger is subject to (i) closing conditions related to the Spin-Off, including (a) the effectiveness of the registration statement on Form 10 (or Form S-1 if the Company so determines after consultation with Parent) to be filed with respect to the registration of the SpinCo Common Stock (the “Spin-Off Registration Statement”) and the absence of any stop order or similar proceeding, and (b) completion of either the Spin-Off or, subject to Parent’s written consent, a Permitted Third Party Sale (as defined in the Merger Agreement); and (ii) other customary closing conditions, including, (a) the absence of certain legal restraints preventing or otherwise making illegal the consummation of the Merger, (b) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement, (c) the expiration or termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), including any extensions thereof, applicable to the Merger and, potentially, the applicable antitrust laws of specified other jurisdictions (the “Springing Jurisdictions”), and (d) the adoption of the Merger Agreement and the Separation and Distribution Agreement by holders of Company Common Stock representing at least a majority of the Company Common Stock outstanding (the “Requisite Company Vote”). The Merger and Spin-Off are expected to be taxable to the Company’s stockholders.

The Merger Agreement provides that the Company will use its reasonable best efforts to submit or file the Spin-Off Registration Statement within 60 days after the date of the Merger Agreement, and no later than 90 days after the date of the Merger Agreement. The Company has also agreed to file a preliminary proxy statement in connection with the special meeting of the Company’s stockholders to approve the Merger Agreement and the Separation and Distribution Agreement no later than 30 days after the date of the Merger Agreement. The parties expect the Merger, the Spin-Off and the other transactions contemplated by the Merger Agreement to close in the first half of 2026.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the Effective Time (subject to certain exceptions listed in the Merger Agreement). The Company is also subject to customary restrictions on its ability to (i) solicit, initiate, propose or take any action to knowingly encourage any inquiries or the submission of any proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal or otherwise knowingly facilitate any effort or attempt to make an acquisition proposal and (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any person or group any non-public information or data relating to, afford access to the business, personnel, properties, assets, books or records of the Company and the Company’s subsidiaries in connection with, or otherwise cooperate with any person with respect to, any acquisition proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an acquisition proposal ((i) and (ii) collectively referred to herein as, the “No-Shop Covenants”), with customary exceptions to allow the board of directors of the Company (the “Company Board”) to exercise its fiduciary duties. Subject to the terms and conditions of the Merger Agreement, these exceptions include that if the Company receives an unsolicited bona fide written acquisition proposal that did not result from the Company’s breach of its No-Shop Covenants, and the Company Board determines in good faith following such receipt (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation) that (i) such acquisition proposal constitutes, or could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement), and (ii) after consultation with outside legal counsel, the failure to (a) terminate the Merger Agreement and (b) change the Company Board’s recommendation to the Company’s stockholders to approve and adopt the Merger Agreement and Separation and Distribution Agreement would be inconsistent with the Company Board’s fiduciary duties under applicable law, then the Company is permitted to, at any time prior to receiving the Requisite Company Vote, both terminate the Merger Agreement and change its recommendation (subject to certain customary match rights in favor of Parent). The Company’s compliance with the terms of the ROFN in accordance with the Merger Agreement is exempt from the customary covenants regarding the operation of the Company’s business and the No-Shop Covenants.

The Merger Agreement contains certain termination rights for the Company and Parent. Subject to the terms and conditions of the Merger Agreement, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by 5:00 p.m. New York City time on July 27, 2026 (as it may be extended, the “Outside Date”), which period automatically extends for one additional 3-month period ending no later than 5:00 p.m. New York City time on October 26, 2026, if at the end of the initial period, the only outstanding conditions to closing the Merger are (i) the expiration or termination of any waiting periods under the HSR Act and the Springing Jurisdictions (if applicable) in the circumstances described in the Merger Agreement; (ii) the absence of certain legal restraints preventing or otherwise making illegal the consummation of the Merger (solely in respect of the HSR Act and, potentially, a Springing Jurisdiction in the circumstances described in the Merger Agreement); (iii) the absence of legal proceedings brought under the HSR Act and, potentially, a Springing Jurisdiction in the circumstances described in the Merger Agreement; (iv) the adoption of the Merger Agreement and the Separation and Distribution Agreement by the Company stockholders’ constituting the Requisite Company Vote; (v) the Securities and Exchange Commission’s (the “SEC”) declaration that the Spin-Off Registration Statement is effective; or (vi) the consummation of the Spin-Off or a Permitted Third Party Sale.

Upon termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Parent a termination fee of $450 million. Such circumstances include where the Merger Agreement is terminated (i) in connection with the Company accepting and entering into an agreement for the consummation of a transaction which the Company Board determines is a Superior Proposal; (ii) due to the Company Board’s failure to include in the proxy statement, or its change of, or failure to reaffirm as required by the Merger Agreement, its recommendation of adopting the Merger Agreement and the Separation and Distribution Agreement to the Company’s stockholders; and (iii) in connection with the termination of the Merger Agreement by (a) either Parent or the Company if the Merger is not consummated prior to the Outside Date or (b) Parent as a result of the Company’s breach of any representation or warranty or its failure to perform any covenant, and following any such termination, the Company consummates or enters into a binding agreement to consummate an acquisition proposal within twelve months of such termination date.

The Merger Agreement further provides that Parent will be required to pay the Company a reverse termination fee of $600 million in the event the Merger Agreement is terminated by either Parent or the Company (i) because the Merger is not consummated before the Outside Date and at that time certain conditions related to antitrust laws have not been satisfied or (ii) as the result of a legal restraint preventing or otherwise making illegal the consummation of the Merger under an antitrust law.

At the Effective Time, each option to purchase shares of Company Common Stock granted under any equity plans, agreements or arrangements of the Company (each, a “Company Stock Option”) that is then outstanding and unexercised, whether or not vested and which has a per share exercise price that is less than the Merger Consideration, will be cancelled and converted into the right to receive a cash payment (without interest and subject to any applicable withholding taxes required by applicable law) equal to the product of the excess of the Merger Consideration over the per share exercise price of such Company Stock Option, multiplied by the total number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time. In addition, as described below, holders of Company Stock Options as of the Distribution Record Date will, if the Spin-Off is completed, receive 1 share of SpinCo Common Stock per 10 shares of Company Common Stock underlying such Company Stock Options.

At the Effective Time and subject to certain exceptions, each then-outstanding award of restricted stock units denominated in Company Common Stock, whether subject to time-based or performance-based vesting, that are granted under any equity plans, agreements or arrangements of the Company (each, a “Company RSU”), whether or not vested, will be cancelled and the holder thereof will be entitled to receive a cash payment (without interest and subject to any applicable withholding taxes required by applicable law) equal to the product of the Merger Consideration and the number of shares of Company Common Stock subject to such Company RSU. In addition, as described below, holders of Company RSUs as of the Distribution Record Date will, if the Spin-Off is completed, receive 1 share of SpinCo Common Stock per 10 shares of Company Common Stock underlying such Company RSUs, subject to certain exceptions.

If the Spin-Off does not occur and instead the cash proceeds received by the Company, any of its affiliates or SpinCo in a sale pursuant to the ROFN or Permitted Third Party Sale less the total amount of expenses incurred by or on behalf of the Company or SpinCo in connection with or related to the authorization, preparation, negotiation, execution and performance of such transaction and any definitive agreements related thereto (“Permitted Sale Proceeds”) are distributed to Company stockholders prior to the Effective Time following either a sale of assets of the Company subject to the ROFN or a Permitted Third Party Sale, holders of Company Stock Options and Company

RSUs as of the record date used by the Company for such distribution will receive a cash payment from the Permitted Sale Proceeds, subject to applicable tax withholding, equal to the product of the per share amount payable to holders of Company Common Stock in such distribution and the number of shares of Company Common Stock underlying each such Company Stock Option or Company RSU.

At the Effective Time, each warrant to purchase shares of Company Common Stock, including the pre-funded warrants originally issued by the Company on March 4, 2024 (each, a “Company Warrant”) that is outstanding immediately prior to the Effective Time will become exercisable solely for the same Merger Consideration as the holder of such Company Warrant would have received if such Company Warrant was exercised immediately prior to the Effective Time. Additionally, the Company may distribute an amount in cash from the Permitted Sale Proceeds to the holders of Company Warrants pursuant to the terms of the Company Warrants.

Separation and Distribution Agreement

The Separation and Distribution Agreement sets forth the terms and conditions regarding the Spin-Off, including the transfer of certain assets by the Company to SpinCo and the assumption of certain liabilities by SpinCo from the Company.

SpinCo will be funded by a cash contribution immediately prior to the Distribution Effective Time (as defined in the Separation and Distribution Agreement) from the Company of $270 million, minus the sum of the amount of cash, cash equivalents and marketable securities contained in any bank and brokerage accounts owned by SpinCo as of the close of business on the day prior to the date of the Spin-Off (such net amount, the “SpinCo Funding”). If the aggregate amount of cash, cash equivalents and marketable securities contained in any bank and brokerage accounts owned by the RemainCo Group (as defined in the Separation and Distribution Agreement) as of the close of business on the day prior to the Distribution Effective Time is less than the SpinCo Funding, concurrently with the closing of the Merger, Parent will either (i) cause the Company to pay, or (ii) pay on behalf of the Company, the difference to SpinCo (except in the event of a Sale (as defined in the Separation and Distribution Agreement)).

In the Spin-Off, and pursuant to the Separation and Distribution Agreement, the Company will distribute to the Company’s stockholders as of the record date for the Spin-Off Distribution, as may be determined by the Company Board or a committee of the Company Board (the “Distribution Record Date”), all of the issued and outstanding shares of SpinCo Common Stock as of the distribution time on a pro rata basis of 1 share of SpinCo Common Stock per 10 shares of Company Common Stock. The Company will also deliver shares of SpinCo Common Stock to the holders of the Company Warrants in accordance with their terms. In addition, in the event of the Spin-Off, holders of Company Stock Options and Company RSUs as of the Distribution Record Date will receive 1 share of SpinCo Common Stock per 10 shares of Company Common Stock underlying such Company Stock Options and Company RSUs, subject to certain exceptions.

The consummation of the Spin-Off is subject to, among other things: (i) satisfaction of the conditions to closing set forth in the Merger Agreement (with certain exceptions); (ii) the absence of any judgment or law prohibiting or making illegal the consummation of the Spin-Off, the Pre-Closing Reorganization or the Merger; (iii) the license agreement (the “License Agreement”) being in full force and effect; (iv) execution of a transition services agreement (the “Transition Services Agreement”); and (v) completion of the Pre-Closing Reorganization.

Prior to the Spin-Off Distribution, SpinCo will distribute to the Company’s stockholders of record on the Distribution Record Date copies of an information statement relating to SpinCo that will be part of the Spin-Off Registration Statement. Additionally, the Company and SpinCo will prepare and file with Nasdaq a listing application and use reasonable best efforts to have SpinCo listed on Nasdaq prior to the effective date of the Spin-Off.

Under the Separation and Distribution Agreement, each of the Company and SpinCo agrees to indemnify and hold harmless the other party, and its affiliates and representatives, from losses in connection with, among other things, (i) the liabilities assigned to, or retained by, the other party, as applicable, (ii) any breach by such party of the Separation and Distribution Agreement, or (iii) any untrue statement or omission of a material fact by such party in the Spin-Off Registration Statement or the information statement included therewith. Each of the Company and SpinCo agrees to release the other party from any and all liabilities existing, or arising from any acts or events occurring, on or before the Spin-Off Distribution, including in connection with the Pre-Closing Reorganization, the

Spin-Off Distribution or any other transactions contemplated under the Separation and Distribution Agreement, the License Agreement, the Transition Services Agreement and the Occupancy License Agreement (as defined in the Separation and Distribution Agreement).

The representations, warranties and covenants of the Company contained in the Merger Agreement and the Separation and Distribution Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement and the Separation and Distribution Agreement and (ii) have been included in the Merger Agreement and the Separation and Distribution Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. In addition, the representations, warranties and covenants have been qualified by (a) matters specifically disclosed in certain of the Company’s filings with the SEC, (b) confidential disclosures made to Parent and Merger Sub in the disclosure letter delivered in connection with the Merger Agreement and the Separation and Distribution Agreement and (c) materiality qualifications contained in the Merger Agreement and the Separation and Distribution Agreement, which may differ from what may be viewed as material by investors. Accordingly, the Merger Agreement and the Separation and Distribution Agreement are included with this filing only to provide investors with information regarding the terms of the Merger Agreement and the Separation and Distribution Agreement, and not to provide investors with any other factual information regarding the Company or its business.

Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and Separation and Distribution Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement and Separation and Distribution Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC.

The foregoing descriptions of the Merger Agreement and the Separation and Distribution Agreement and of the transactions contemplated in each do not purport to be complete. Each is subject to, and qualified in its entirety by, such agreement’s full text. Copies of the Merger Agreement and the Separation and Distribution Agreement are attached hereto as Exhibits 2.1 and 2.2, respectively, with the terms of each incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 26, 2025, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished hereto as Exhibit 99.1.

The information contained in Exhibit 99.1 is being furnished, not filed, pursuant to this Item 7.01. Accordingly, such information will not be incorporated by reference into any filing filed by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated by reference therein. The furnishing of the information in this Current Report on Form 8-K with respect to Item 7.01 and Exhibit 99.1 is not intended to, and does not, constitute a determination or admission by the Company that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
2.1*	Agreement and Plan of Merger, dated October 25, 2025, among Avidity Biosciences, Inc., Novartis AG and Ajax Acquisition Sub, Inc.

2.2*	Separation and Distribution Agreement, dated October 25, 2025, among Avidity Biosciences, Inc., Bryce Therapeutics, Inc. and Novartis AG, with respect to certain sections specified therein.

99.1	Press Release of Avidity Biosciences, Inc., dated October 26, 2025.

104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL.

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request.

Additional Information and Where to Find It

In connection with the Spin-Off and the Merger (the “Transactions”), Novartis, Avidity and SpinCo intend to file relevant documents with the SEC, including a preliminary and definitive proxy statement to be filed by Avidity. The definitive proxy statement and proxy card will be delivered to the stockholders of Avidity in advance of the special meeting relating to the Transactions. This document is not a substitute for the proxy statement or any other document that may be filed by Avidity with the SEC. AVIDITY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF NOVARTIS AND AVIDITY WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES TO THE PROPOSED TRANSACTIONS. Investors and security holders will be able to obtain a free copy of the proxy statement and such other documents containing important information about Novartis and Avidity, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Novartis and Avidity make available free of charge at the Novartis website at www.novartis.com/investors/financial-data/sec-filings and Avidity’s website at investors.aviditybiosciences.com/sec-filings, respectively, copies of documents they file with, or furnish to, the SEC. The contents of the websites referenced above will not be deemed to be incorporated by reference into the proxy statement.

Participants in the Solicitation

This communication does not constitute a solicitation of a proxy. Novartis, Avidity and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Avidity in connection with the Transactions. Information regarding the special interests of these directors and executive officers in the Transactions will be included in the definitive proxy statement referred to above. Security holders may also obtain information regarding the names, affiliations and interests of the Novartis directors and executive officers in the Novartis Annual Report on Form 20-F for the fiscal year ended December 31, 2024, which was filed with the SEC on January 31, 2025. Security holders may obtain information regarding the names, affiliations and interests of Avidity’s directors and executive officers in Avidity’s definitive proxy statement on Schedule 14A, which was filed with the SEC on April 29, 2025. To the extent the holdings of Avidity’s securities by Avidity’s directors and executive officers have changed since the amounts set forth in Avidity’s definitive proxy statement for its 2025 annual meeting of stockholders, such changes have been reflected in the following Statements of Change in Ownership on Form 4 filed with the SEC: by Eric Mosbrooker, dated October 7, 2025, September 5, 2025 and August 8, 2025; by Steven Hughes, dated October 24, 2025, September 23, 2025, September 17, 2025, August 22, 2025, August 15, 2025 and August 8, 2025; by Teresa McCarthy, dated October 15, 2025, September 17, 2025 and August 15, 2025; by Michael Flanagan, dated September 12, 2025 and June 12, 2025; by Troy Wilson, dated September 9, 2025, August 8, 2025 and June 12, 2025; by Sarah Boyce, dated September 5, 2025 and August 29,

2025; by Kathleen Gallagher, dated September 2, 2025, June 18, 2025, June 4, 2025 and May 2, 2025; by Michael MacLean, dated August 15, 2025; by Arthur Levin, dated August 8, 2025 and June 12, 2025; by John Moriarty, dated August 5, 2025; by Noreen Henig, dated June 12, 2025; by Carsten Boess, dated June 12, 2025; by Edward Kaye, dated June 12, 2025; by Simona Skerjanec, dated June 12, 2025; by Tamar Thompson, dated June 12, 2025; and by Jean Kim, dated June 12, 2025. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, the Novartis website at www.novartis.com/investors/financial-data/sec-filings and Avidity’s website at investors.aviditybiosciences.com/sec-filings. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “look forward,” “believe,” “committed,” “investigational,” “pipeline,” “launch,” or similar terms, or by express or implied discussions regarding the proposed acquisition of Avidity and Avidity’s related Spin-Off, the expected timetable for completing each of the proposed Transactions, the composition of the assets and liabilities to be held by SpinCo and Avidity following the Spin-Off, the management team for SpinCo and its cash balance, potential marketing approvals, new indications or labeling for Avidity’s product candidates, Avidity’s platform and preclinical assets, or potential future revenues from Avidity’s product candidates. You should not place undue reliance on these statements. Such forward-looking statements are based on our current beliefs and expectations regarding future events, and are subject to significant known and unknown risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. There can be no guarantee that Avidity’s investigational products will be submitted or approved for sale or for any additional indications or labeling in any market, or at any particular time, or that Avidity’s approach to the discovery and development of product candidates based on its AOC™ platform will produce any products of commercial value. There can be no guarantee that the conditions to the closing of the Transactions will be satisfied on the expected timetable or at all or that the expected benefits or synergies from the Transactions will be achieved in the expected timeframe, or at all. In particular, expectations regarding Avidity, SpinCo, or the Transactions could be affected by, among other things, the timing of the satisfaction of customary closing conditions, including the receipt of regulatory approvals and the approval of Avidity’s stockholders, on acceptable terms or at all; risks and costs related to the implementation of the separation of SpinCo, including the ability to complete the separation in the anticipated timeframe, or at all, and any changes to the configuration of the businesses included in the separation if implemented; the sale of certain of SpinCo’s assets pursuant to a third party right of first negotiation; the risk that competing offers or acquisition proposals will be made; the effects of disruption from the Transactions and the impact of the announcement and pendency of the Transactions on Novartis’ and/or Avidity’s businesses, including their relationships with employees, business partners or governmental entities; the risk that the Transactions may be more expensive to complete than anticipated; the risk that stockholder litigation in connection with the Transactions may result in significant costs of defense, indemnification and liability; a diversion of management’s attention from ongoing business operations and opportunities as a result of the Transactions or otherwise; the uncertainties inherent in research and development, including clinical trial results and additional analysis of existing clinical data; regulatory actions or delays or government regulation generally; and the risks and factors referred to in Novartis’ most recent Annual Report on Form 20-F for the year ended December 31, 2024, Avidity’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and any subsequent filings made by either party with the SEC, available on the SEC’s website at www.sec.gov. Avidity is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements contained in this communication as a result of new information, future events or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDITY BIOSCIENCES, INC.

Date: October 27, 2025	By:	/s/ Michael F. MacLean

Michael F. MacLean
Chief Financial Officer